                                                                    EXHIBIT 12.1

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                                     NINE MONTHS
                                                                                    YEAR ENDED DECEMBER 31,         ENDED SEPT 30,
                                                                              -----------------------------------  -----------------
                                                                               1997   1998   1999   2000    2001    2001     2002
                                                                              ------ ------ ------ ------  ------  ------   ------
Income (loss) from continuing operations before income taxes
 (benefit), minority interest and equity in earnings of and
 interest earned from investments in unconsolidated affiliates                 164.8  156.8  265.7  157.5  (248.7)  (237.6)  (145.1)

Add: Interest earned from investments in unconsolidated affiliates               2.6    2.6    3.7    4.3     4.3      3.2      4.1
Add: Distributed earnings                                                       33.1   23.8   88.5  228.0    37.6     26.7     13.1
Less: Equity in earnings (losses) of venture capital investments                33.7   39.6  139.9  277.3   (84.5)  (100.2)   (56.9)
                                                                               -----  -----  -----  -----  ------   ------   ------
Income (loss) from continuing operations before
 income taxes (benefit), minority interest and
 equity in earnings of unconsolidated affiliates                               166.8  143.6  218.0  112.5  (122.3)  (107.5)   (71.0)
                                                                               =====  =====  =====  =====  ======   ======   ======

Fixed Charges:
Interest expense                                                                28.0   29.8   34.0   32.7    27.3     21.2     23.1
Rental expense                                                                   3.8    3.4    3.1    2.7     2.7      2.1      2.1
                                                                               -----  -----  -----  -----  ------   ------   ------

Total fixed charges                                                             31.8   33.2   37.1   35.4    30.0     23.3     25.2
                                                                               =====  =====  =====  =====  ======   ======   ======

Income (loss) from continuing operations before
 income taxes (benefit), minority interest and
 equity in earnings of investments in unconsolidated affiliates
 plus fixed charges                                                            198.6  176.8  255.1  147.9   (92.3)   (84.2)   (45.8)
                                                                               =====  =====  =====  =====  ======   ======   ======

RATIO OF EARNINGS TO FIXED CHARGES (A)                                           6.3    5.3    6.9    4.2       -        -        -
                                                                               =====  =====  =====  =====  ======   ======   ======

SUPPLEMENTAL RATIO - RATIO OF EARNINGS TO FIXED CHARGES INCLUSIVE OF INTEREST
CREDITED ON POLICYHOLDER CONTRACT BALANCES:

Income (loss) from continuing operations before
 income taxes (benefit), minority interest and
 equity in earnings of and interest earned from
 investments in unconsolidated affiliates                                      164.8  156.8  265.7  157.5  (248.7)  (237.6)  (145.1)

Add: Interest earned from investments in unconsolidated affiliates               2.6    2.6    3.7    4.3     4.3      3.2      4.1
Add: Distributed earnings                                                       33.1   23.8   88.5  228.0    37.6     26.7     13.1
Less: Equity in earnings (losses) of venture capital investments                33.7   39.6  139.9  277.3   (84.5)  (100.2)   (56.9)
                                                                               -----  -----  -----  -----  ------   ------   ------
Adjusted income (loss) from continuing operations before income taxes (benefit),  minority interest and  equity in earnings of
 unconsolidated affiliates                                                     166.8  143.6  218.0  112.5  (122.3)  (107.5)   (71.0)
                                                                               =====  =====  =====  =====  ======   ======   ======

Fixed Charges:
Interest expense                                                                28.0   29.8   34.0   32.7    27.3     21.2     23.1
Rental expense                                                                   3.8    3.4    3.1    2.7     2.7      2.1      2.1
INTEREST CREDITED ON POLICYHOLDER CONTRACT BALANCES                             65.5  111.7  105.6  109.5   133.2     94.9    130.9
                                                                               -----  -----  -----  -----  ------   ------   ------

Total fixed charges                                                             97.3  144.9  142.7  144.9   163.2    118.2    156.1
                                                                               =====  =====  =====  =====  ======   ======   ======


Adjusted income from continuing operations before income taxes (benefit), minority interest and equity in earnings of investments in unconsolidated
 affiliates plus fixed charges                                                 264.1  288.5  360.7  257.4    40.9     10.7     85.1
                                                                               =====  =====  =====  =====  ======   ======   ======

RATIO OF EARNINGS TO FIXED CHARGES INCLUDING INTEREST
CREDITED ON POLICYHOLDER CONTRACT BALANCES (B)                                   2.7    2.0    2.5    1.8     0.3      0.1      0.5
                                                                               =====  =====  =====  =====  ======   ======   ======


For purposes of computing these ratios, earnings consist of income from continuing operations before income taxes (benefit), minority interest and equity in earnings of investments in unconsolidated affiliates plus the distributed income of equity investees and fixed charges. Fixed charges consist of interest expense and an imputed interest component for rental expense.

(a) Due to our losses during 2001 and 2002, the ratio coverages for those periods were less than 1:1. We would need $122.3 million in additional earnings for the year ended December 31, 2001 to achieve a 1:1 coverage ratio. For the nine months ended September 30, 2001 and 2002, we would need $107.5 million and $71.0 million, respectively, in additional earnings to achieve 1:1 coverage ratios.

(b) Due to our loss during 2001, the ratio coverages, including interest credited on policyholder contract balances, for those periods were less than 1:1. We would need $122.3 million in additional earnings for the year ended December 31, 2001 to achieve a 1:1 coverage ratio. For the nine months ended September 30, 2001 and 2002, we would need $107.5 million and $71.0 million, respectively, in additional earnings to achieve 1:1 coverage ratios.